As filed with the Securities and Exchange Commission on December 21, 1994

Registration No. 33-_____

============================================================

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM S-8

                      REGISTRATION STATEMENT
                              Under
                    The Securities Act of 1933


                   SANTA FE PACIFIC CORPORATION
      (Exact name of registrant as specified in its charter)


Delaware                                    36-3258709
(State or other jurisdiction of            (IRS Employer
of incorporation or organization)      Identification Number)


       1700 East Golf Road, Schaumburg, Illinois 60173-5860
   (Address of Principal Executive Offices including Zip Code)

        THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY-
           BROTHERHOOD OF MAINTENANCE OF WAY EMPLOYEES
                      401(K) RETIREMENT PLAN
                       (Full title of plan)


                   Jeffrey R. Moreland, Esquire
                       1700 East Golf Road
                 Schaumburg, Illinois 60173-5860
                          (708) 995-6000
    (Name, address and telephone number of agent for service)

                 CALCULATION OF REGISTRATION FEE

Title of securities to be registered:
Common Stock, ($1.00 par value per share)

Amount to be registered:
1,500,000 shares

Proposed maximum offering price per share (1):
$16.75

Proposed maximum aggregate offering price (1):
$25,125,000

Amount of registration fee:
$8,664

Title of securities to be registered:
Interests in 401(K) Retirement Plan (2)

Amount to be registered:
- --

Proposed maximum offering price per share (1):
- --

Proposed maximum aggregate offering price (1):
- --

Amount of registration fee:
- --

(1) Pursuant to Rules 457(c) and (h) under the Securities
Act of 1933, the proposed maximum offering price per share is the average of the high and low sale prices reported by the New York Stock Exchange on December 15, 1994.

(2) Pursuant to Rule 416(c) under the Securities Act of
1933, this registration statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to The Atchison, Topeka and Santa Fe Railway
Company - Brotherhood of Maintenance of Way Employees
401(k) Retirement Plan.

============================================================

                              PART I

              INFORMATION REQUIRED IN THE PROSPECTUS

The information called for in Part I of Form S-8 is currently included in the prospectus for The Atchison, Topeka and Santa Fe Railway Company - Brotherhood of
Maintenance of Way Employees 401(k) Retirement Plan
(the "Plan"), and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange
Commission (the "SEC").


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference. The following documents filed by Santa Fe Pacific Corporation
(the "Registrant") with the SEC are incorporated in this registration statement by reference:

1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 1-8627), including Amendment No. 1 on Form 10K/A dated June 29,
1994, and Amendment No. 2 on Form 10K/A dated October 5,
1994;

2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, including Amendment
No. 1 on Form 10-Q/A dated October 5, 1994;

3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, including Amendment
No. 1 on Form 10-Q/A dated October 5, 1994;

4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994;

5. The Registrant's Current Report on Form 8-K dated January 19, 1994;

6. The Registrant's Current Report on Form 8-K dated June 29, 1994, including Amendment No. 1 on
Form 8-K/A dated July 29, 1994;

7. The Registrant's Current Report on Form 8-K dated August 3, 1994, including Amendment No. 1 on Form 8-K/A dated October 5, 1994;

8. The Registrant's Current Report on Form 8-K dated October 5, 1994;

9. The Registrant's Current Report on Form 8-K dated October 19, 1994;

10. The Registrant's Current Report on Form 8-K dated October 28, 1994;

11. The Registrant's Current Report on Form 8-K dated November 2, 1994;

12. The Registrant's Current Report on Form 8-K dated November 28, 1994; and

13.  The description of the Santa Fe Pacific
Corporation Common Stock (the "Common Stock") as set forth under the sections "Comparison of Certain
Revisions of Certificates of Incorporation and By-Laws of SFSP, Santa Fe and Southern Pacific" and
"Description of Common Stock of SFSP" in the Joint
Proxy Statement - Prospectus of Santa Fe and
Southern Pacific, dated November 10, 1983, which sections are incorporated by reference in Item 4 of the Registrant's registration statement on Form 8-B filed with the Commission on November 29, 1983.

In addition, all documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of
1934 (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this registration statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
Not Applicable.

Item 6.  Indemnification of Directors and Officers.
The Registrant's Restated Certificate of
Incorporation provides that directors of the Registrant will not be personally liable for monetary damages for breaches of fiduciary duty as directors, except for liability for:
(1) any breach of the duty of loyalty to the Registrant or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions or (4) any transaction from which the director derives an improper personal benefit.

The General Corporation Law of the State of
Delaware (the "Delaware Statute") provides for indemnification of directors, officers and employees in certain situations. The Delaware
Statute, by its terms, expressly permits indemnification where such a person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation's best interests, and, in a criminal action, if such person had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party (i.e., a party other than the corporation), the Delaware Statute expressly permits indemnification for expenses, judgments, settlement payments, and other costs. In the case of a claim by or in the right of the corporation (including stockholder derivative suits), the Delaware Statute expressly provides for indemnification for expenses only, and not for amounts paid in judgment or settlement of such actions. Moreover, a corporation cannot, under the Delaware Statute, provide for indemnification against expenses in the case of an action by or in the right of the corporation if the person seeking indemnification is adjudged liable to the corporation, unless the indemnification is ordered by a court. The Delaware Statute also permits advancement of expenses to directors and officers upon receipt of any undertaking by such director or officer to repay all amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. In addition, the Delaware Statute specifically provides that its terms shall not be deemed exclusive of any other right to indemnification to which a director, officer or employee may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors.

In addition, the By-Laws of the Registrant provide that the Registrant shall indemnify, to the full extent permitted by law, any person made, or threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or his legal representative or the legal representative of his estate, is or was a director, officer, or employee of the Registrant, or served or serves any other enterprise or organization at the request of the Registrant. The
Registrant has also entered into individual indemnification agreements with its directors and officers. At an annual meeting of stockholders on April 28, 1987, the Registrant's stockholders ratified such agreements and authorized substantially similar agreements in the future with directors, officers and key employees. The indemnification provided by such agreements is described in the Registrant's
Notice of Annual Meeting of Stockholders-Proxy
Statement dated March 18, 1987 at pages 21 through 24 and such description is incorporated herein by reference.

The Registrant also maintains directors' and officers' liability insurance.

The Plan states that The Atchison, Topeka and
Santa Fe Railway Company (and any other
corporations affiliated with that company which participate in the Plan) shall indemnify and hold harmless each member of its Board of Directors, the Administration Committee, and each of its officers and employees from and against any and all liability, loss, costs, charges, expenses, claims and demands of every kind and character arising out of or in any way resulting from, the acts, omissions or conduct of any such persons in the management, operation and administration of the Plan and the trust which any of them may suffer, incur or sustain, except that The Atchison, Topeka and Santa Fe Railway
Company shall not indemnify and hold harmless any such person who, with respect to such acts, omissions or conduct, is guilty of willful misconduct or lack of good faith.
The Plan also provides that the Plan or The
Atchison, Topeka and Santa Fe Railway Company may purchase fiduciary liability insurance for any members of the board of directors of The Atchison, Topeka and Santa Fe Railway
Company, for the Administration Committee, and their members and for the officers and employees of The Atchison, Topeka and Santa
Fe Railway Company.

Item 7.  Exemption from Registration Claimed.
Not Applicable.

Item 8.  Exhibits.

4(a) Restated Certificate of Incorporation of the Registrant, as amended April 26, 1989
(incorporated herein by reference to Exhibit
3(a) to the Registrant's Report on Form 10-K for the fiscal year ended December 31, 1989).

4(b) By-Laws of the Registrant, as amended
April 27, 1993 (incorporated herein by reference to Exhibit 3 to the Registrant's Report on Form
10-Q for the quarter ended March 31, 1993).

23 Consent of Price Waterhouse, independent accountants.

24 Power of Attorney.

In addition, the Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal
Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings.

1. The Registrant hereby undertakes:

   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required
by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any
facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   Provided, however, that paragraphs (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of uch securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant and affiliated companies pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, and State of Illinois, on the 20th day of December, 1994.

SANTA FE PACIFIC CORPORATION


By:   /s/ DENIS E. SPRINGER
      _____________________
      Denis E. Springer
Its:  Senior Vice President and Chief
      Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 20th day of December, 1994.


Signature                     Title

/s/ ROBERT D. KREBS*          Chief Executive Officer and
__________________________    and Director (Principal
Robert D. Krebs               Executive Officer)

/s/ DENIS E. SPRINGER         Senior Vice President and
__________________________    Chief Financial Officer
Denis E. Springer             (Principal Financial Officer)

/s/ THOMAS N. HUND*           Vice President and Controller
__________________________    (Principal Accounting Officer)
Thomas N. Hund

/s/ JOSEPH F. ALIBRANDI*      Director
__________________________
Joseph F. Alibrandi

/s/ GEORGE DEUKMEJIAN*        Director
__________________________
George Deukmejian

/s/ BILL M. LINDIG*           Director
__________________________
Bill M. Lindig

/s/ MICHAEL A. MORPHY*        Director
__________________________
Michael A. Morphy

/s/ ROY S. ROBERTS*           Director
__________________________
Roy S. Roberts

/s/ JOHN S. RUNNELLS II*      Director
__________________________
John S. Runnells II

/s/ JEAN HEAD SISCO           Director
__________________________
Jean Head Sisco

/s/ EDWARD F. SWIFT*          Director
__________________________
Edward F. Swift

/s/ ROBERT H. WEST*           Director
__________________________
Robert H. West

* By:  /s/ DENIS E. SPRINGER,
______________________________
as attorney-in-fact pursuant to the power of
attorney included as Exhibit 24 to this
Registration Statement

                             THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on the 20th day of December, 1994.

THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY -
BROTHERHOOD OF MAINTENANCE OF WAY EMPLOYEES
401(K) RETIREMENT PLAN


By:  /s/ JOHN J. FLEPS
     ______________________________________________
Its: Chairman of the Administration Committee
     ______________________________________________


Exhibit                                        Sequential
Number            Description                  Page Number
_______           ___________                  ___________

4(a) Restated Certificate of Incorporation of
the Registrant, as amended April 26, 1989
(incorporated herein by reference to Exhibit 3(a)
to the Registrant's Report on Form 10-K for the
fiscal year ended December 31, 1989).             --

4(b) By-Laws of the Registrant, as amended April
27, 1993 (incorporated herein by reference to
Exhibit 3 to the Registrant's Report on Form
10-Q for the quarter ended March 31, 1993).       --

23 Consent of Price Waterhouse, independent
accountants.                                      10

24 Power of Attorney.                             11


EXHIBIT 23

                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 1994, except for the retroactive restatement described in Note 2 of the notes to consolidated financial statements, as to which the date is June 29, 1994, appearing on page 11 of Santa Fe Pacific Corporation's Form 8-K/A dated
October 5, 1994. We also consent to the incorporation by reference of our report on the Consolidated Financial
Statement Schedules, which appears on page 38 of Santa Fe
Pacific Corporation's Form 8-K dated August 3, 1994.


Price Waterhouse LLP

Kansas City, Missouri
December 20, 1994



EXHIBIT 24

                        POWER OF ATTORNEY

WHEREAS, SANTA FE PACIFIC CORPORATION, a Delaware corporation (the "Company"), will file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 relating to The Atchison, Topeka and Santa Fe Railway
Company-Brotherhood of Maintenance of Way
Employees 401(k) Retirement Plan (the "Plan"); and

WHEREAS, the undersigned serve the Company in the capacities indicated.

NOW, THEREFORE, each person whose signature appears below hereby authorizes any Authorized Officer acting alone to execute in the name of such person and in the capacity indicated below, and to file, any amendments to the registration statement which any Authorized Officer deems necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, and to take any other action on behalf of such persons which any Authorized Officer deems necessary or desirable in connection herewith. The term
"Authorized Officer" as applied with respect to any action taken pursuant to this authorization means (i) any person who is the Company's Chief
Executive Officer, Chief Financial Officer or Vice
President-Law, at the time such action shall be taken and (ii) any other officer of the Company or of a wholly-owned subsidiary of the Company who shall be authorized by any person identified in clause
(i) to act as an Authorized Officer for purposes of this paragraph.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities indicated and on the 20th day of December, 1994.

Signature                         Title

/s/ ROBERT D. KREBS      Chairman, President, Chief
______________________   Executive Officer and Director
Robert D. Krebs          (Principal Executive Officer)

/s/ DENIS E. SPRINGER    Senior Vice President and Chief
_______________________  Financial Officer
Denis E. Springer        (Principal Financial Officer)


/s/ THOMAS N. HUND       Vice President and Controller
_______________________  (Principal Accounting Officer)
Thomas N. Hund

/s/ JOSEPH F. ALIBRANDI  Director
_______________________
Joseph F. Alibrandi

/s/ GEORGE DEUKMEJIAN    Director
_______________________
George Deukmejian

/s/ BILL M. LINDIG       Director
_______________________
Bill M. Lindig

/s/ MICHAEL A. MORPHY    Director
_______________________
Michael A. Morphy

/s/ ROY S. ROBERTS       Director
_______________________
Roy S. Roberts

/s/ JOHN S. RUNNELLS II  Director
_______________________
John S. Runnells II

/s/ JEAN HEAD SISCO      Director
_______________________
Jean Head Sisco

/s/ EDWARD F. SWIFT      Director
_______________________
Edward F. Swift

/s/ ROBERT H. WEST       Director
_______________________
Robert H. West



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